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                                                                    Exhibit 23.2

                         [ERNST & YOUNG LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Vision Twenty-One, Inc. Employee Stock Purchase Plan of our reports as follows at December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997, which are included in the Vision Twenty-One, Inc. Form 8-K dated November 12, 1998, filed with the Securities and Exchange Commission.



EyeCare One Corp. February 4, 1998


Vision Insurance Plan of America, Inc. March 3, 1998




                                               /s/  Ernst & Young LLP



Milwaukee, Wisconsin
November 13, 1998